Exhibit 99

28405 Van Dyke Avenue
Warren, Michigan 48093
www.AssetAcceptance.com

Contact:
Noel R. Ryan III
Lambert, Edwards & Associates, Inc.
616-233-0500 / aacc@lambert-edwards.com
Asset Acceptance Capital Corp. Announces Second Quarter 2007 Results
Collections Growth Bolstered By Productivity Gains;
Purchasing Robust Through First Half Of 2007
Warren, Mich., August 2, 2007 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced second quarter 2007 results, highlighted by a 6.5 percent improvement in cash collections and a 16.3 percent increase in account representative productivity compared to the year-ago period.
Asset Acceptance reported cash collections of $95.4 million in the second quarter ended June 30, 2007, the second-highest single-quarter cash collections in the history of the Company, versus cash collections of $89.6 million in the year-ago period. For the six-month period ended June 30, 2007, the Company reported cash collections of $191.3 million, an increase of 6.9 percent compared to the same six-month period in 2006.
Total revenues declined 1.4 percent to $65.9 million in the second quarter 2007, compared to total revenues of  $66.8 million in the second quarter of 2006. Total revenue reflects a $2.3 million recognized gain on sale of purchased receivables during the three months ended June 30, 2006. Purchased receivable revenues were $65.5 million for the quarter ended June 30, 2007, an increase of  $1.6 million, or 2.5 percent, from  $63.9 million in the quarter ended June 30, 2006. Net income for the quarter was $8.3 million, or $0.24 per fully diluted share, compared to net income of $12.4 million, or $0.33 per fully diluted share, in the second quarter of 2006.
Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivable amortization (“Adjusted EBITDA”), increased to $45.2 million in the second quarter of 2007, up 2.8 percent compared to the year-ago period. For the six-month period ended June 30, 2007, Adjusted EBITDA grew to $91.4 million, an increase of 5.2 percent when compared to the same six-month period in 2006. Please refer to the table on page 5, which reconciles net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA.
“Cash collections increased to a near-record high in the second quarter, led by continued improvements in account representative productivity,” said Brad Bradley, Chairman, President and CEO of Asset Acceptance Capital Corp. “Unfortunately, the overall rate of revenue growth continues to slow, as lower yields on higher-priced pools purchased during the elevated pricing environment of the last few years has led to a higher rate of amortization. The year-over-year increase in the amortization rate served to lower the proportion of cash collections recognized as revenue in the quarter, which is negatively affecting our profitability.

Asset Acceptance Second Quarter 2007 Results
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“Purchasing remained strong through the first half of 2007, supported by a determined effort to capitalize on appropriately priced, higher-quality consumer receivables from across a wide range of traditional and non-traditional asset classes.”
In April 2007, the Company announced a plan to return $150 million to shareholders which was completed through the combination of a ‘Dutch auction’ tender offer and special one-time dividend of $2.45 per share. As part of this plan Asset Acceptance secured an expanded $250 million credit facility in early June 2007. This agreement included provisions for both a $150 million term loan designed to finance the return of capital to shareholders, as well as a $100 million credit facility extended for general corporate purposes, including the purchase of charged-off consumer receivables.
“We believe the return of capital to shareholders has been well received, particularly given the favorable terms of financing negotiated on our expanded credit facility,” continued Bradley. “As we enter the second half of 2007, we look forward to using our available liquidity in a disciplined manner, as we explore further investments in charged-off consumer receivables and other strategic opportunities.”
Purchased receivable revenues increased by only $1.6 million in the second quarter of 2007, or 2.5 percent, despite an increase in cash collections of 6.5 percent, an increase in zero basis collections of 28.8 percent and a slight decline in impairments when compared to the same quarter last year. The overall monthly weighted average yield is down by over one full percentage point versus the year ago period. The Company provided the following details regarding purchased receivable revenues:

	Three months ended June 30, 2007
Year of			Amortization		Monthly		Net	Zero Basis
Purchase	Collections	Revenue	Rate		Yield(1)		Impairments	Collections
2001 and prior	$10,350,761	$10,448,031	N/M	%	N/M	%	$—	$10,446,375
2002	10,415,239	7,617,746	26.9		38.23		(7,700)	5,303,457
2003	15,650,934	10,123,237	35.3		16.67		861,000	3,360,246
2004	12,820,784	7,470,809	41.7		7.76		2,544,800	851,626
2005	13,733,997	8,952,035	34.8		4.99		1,745,000	19,693
2006	26,210,165	17,622,050	32.8		5.00		—	2,178,905
2007	6,250,141	3,280,990	47.5		2.12		—	—

Totals	$95,432,021	$65,514,898	31.3		7.55		$5,143,100	$22,160,302

	Three months ended June 30, 2006
Year of			Amortization	Monthly		Net	Zero Basis
Purchase	Collections	Revenue	Rate	Yield(1)		Impairments	Collections
2001 and prior	$13,689,505	$11,955,694	12.7%	N/M	%	$343,000	$11,293,183
2002	14,677,512	10,248,012	30.2	15.74		307,500	2,544,985
2003	20,935,583	14,921,541	28.7	12.63		1,606,000	2,573,810
2004	16,762,796	12,709,035	24.2	6.82		(353,000)	772,939
2005	15,908,332	9,400,689	40.9	4.92		3,554,000	—
2006	7,636,254	4,708,351	38.3	3.62		—	21,704
2007	N/A	N/A	N/A	N/A		N/A	N/A

Totals	$89,609,982	$63,943,322	28.6	8.88		$5,457,500	$17,206,621

Asset Acceptance Second Quarter 2007 Results
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	Six months ended June 30, 2007
Year of			Amortization		Monthly		Net	Zero Basis
Purchase	Collections	Revenue	Rate		Yield(1)		Impairments	Collections
2001 and prior	$20,681,710	$20,692,285	N/M	%	N/M	%	$—	$20,613,137
2002	22,432,000	15,560,961	30.6		30.72		209,100	9,857,978
2003	32,430,995	21,772,454	32.9		15.76		1,624,300	6,036,750
2004	26,855,142	16,650,174	38.0		7.69		4,475,800	1,620,244
2005	28,474,658	19,421,293	31.8		4.97		2,679,000	30,229
2006	52,723,217	33,969,471	35.6		4.69		628,000	2,464,446
2007	7,687,649	4,230,294	45.0		1.37		—	—

Totals	$191,285,371	$132,296,932	30.8		7.22		$9,616,200	$40,622,784

	Six months ended June 30, 2006
Year of			Amortization	Monthly		Net	Zero Basis
Purchase	Collections	Revenue	Rate	Yield(1)		Impairments	Collections
2001 and prior	$28,100,333	$24,624,893	12.4%	N/M	%	$333,000	$21,755,774
2002	30,759,950	22,326,578	27.4	15.41		415,500	5,312,405
2003	44,742,980	32,377,801	27.6	12.46		2,740,000	5,627,826
2004	35,008,501	25,326,009	27.7	6.69		(14,000)	1,195,020
2005	32,338,595	21,339,966	34.0	4.76		4,677,000	—
2006	8,049,481	5,212,855	35.2	2.36		—	21,704
2007	N/A	N/A	N/A	N/A		N/A	N/A

Totals	$178,999,840	$131,208,102	26.7	8.72		$8,151,500	$33,912,729

(1)	The monthly yield is a weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.
During the second quarter of 2007, the Company invested $38.1 million to purchase charged-off consumer debt portfolios with a face value of $1.1 billion, representing a blended rate of 3.40 percent of face value. This compares to the prior-year second quarter, when the Company invested $18.9 million to purchase consumer debt portfolios with a face value of $524.9 million, representing a blended rate of 3.59 percent of face value. All purchase data is adjusted for buybacks.
“Our investment in purchased receivables more than doubled compared to the year-ago period,” said Bradley. “Additionally, for the six-month period ended June 30, 2007, our investments in purchased receivables grew by nearly $30 million when compared to the same period in 2006, an increase of 65.4 percent.”

Asset Acceptance Second Quarter 2007 Results
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Second Quarter 2007: Key Financial Highlights
•	Cash collections increased 6.5 percent to $95.4 million in the second quarter 2007, versus $89.6 million in the prior year second quarter.

•	Total revenues declined 1.4 percent to $65.9 million in the second quarter 2007, versus $66.8 million in the prior year second quarter.

•	Net income decreased 33.3 percent to $8.3 million in the second quarter 2007, versus net income of $12.4 million in the prior year second quarter. Net income per fully diluted share decreased to $0.24, compared with net income per fully diluted share of $0.33 in the prior year quarter.

•	Total operating expenses were $51.7 million, or 54.1 percent, of cash collections in the second quarter 2007. This compares with operating expenses of 52.7 percent of cash collections during the same period in 2006.

•	Traditional call center collections in the second quarter of 2007 were $44.6 million, an increase of 3.2 percent from the same period in 2006. Traditional call center collections were 46.7 percent of total cash collections in the second quarter, versus 48.2 percent in the same period of 2006.

•	Legal collections in the second quarter of 2007 were $37.8 million, an increase of 7.3 percent from the same period in 2006. Legal collections were 39.7 percent of total cash collections in the second quarter, versus 39.4 percent in the same period of 2006.

•	Other collections in the second quarter of 2007, including forwarding, bankruptcy and probate collections, were $13.0 million, an increase of 16.8 percent from the year-ago period. Other collections were 13.6 percent of total cash collections in the second quarter, versus 12.4 percent in the same period of 2006.

•	Quarterly account representative productivity on a full-time equivalent basis was $49,458 in the second quarter 2007, an increase of 16.3 percent from the same period in 2006.

•	Asset Acceptance collected on purchases made from credit card issuers, retailers, finance companies, utilities, healthcare providers and other credit originators during the second quarter of 2007, and continues to maintain a diverse mix of asset types in its consumer debt portfolios.
Mark Redman, Senior Vice President-Finance and CFO of Asset Acceptance Capital Corp., concluded: “Despite solid growth in our second quarter cash collections, highlighted by record contributions from our fully-amortized (zero-basis) pools, revenues and therefore profitability was negatively impacted by the expected increases in the amortization rate. Gains in efficiencies in salaries and benefits were more than offset by increased collections expense. We continue to generate healthy cash flows from operations, as evidenced by the $91.4 million in Adjusted

Asset Acceptance Second Quarter 2007 Results
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EBITDA we generated in the first six months of 2007 – an increase of over 5 percent when compared to the same six-month period in 2006. Exiting the second quarter, our newly recapitalized balance sheet continues to reflect a bias toward conservatism, after returning $150 million to shareholders, providing us with ample liquidity to remain an opportunistic participant in the debt purchasing markets, much as we have been during the first half of 2007.”
Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)
The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA. The Company indicated the measure “Adjusted EBITDA” is the basis for its management bonus program and a similar computation is used in the credit agreement’s financial covenants. The Company believes that Adjusted EBITDA, which is generally cash collections less operating expenses (other than non-cash operating expenses, such as depreciation and amortization) represents the Company’s cash generation which can be used to purchase receivables, pay down debt, pay income taxes, return to shareholders and for other uses. Adjusted EBITDA, which is a non GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Additionally, Adjusted EBITDA as computed by the Company may not be comparable to similar metrics used by others in the industry.

	3 months ended June 30,		6 months ended June 30,
	2007	2006	2007	2006
Net income	$8,279,165	$12,418,846	$18,130,418	$25,008,941
Add: interest income and expense (net), income taxes, depreciation	7,010,951	8,025,837	14,264,102	16,141,338
Add (subtract): (gain) loss on disposal of assets	6,714	(2,320,958)	1,299	(2,320,813)
Add (subtract): other (income) expense	(10,256)	176,015	(22,465)	185,554

Subtotal	15,286,574	18,299,740	32,373,354	39,015,020

Change to balance of purchased receivables	30,163,588	26,182,304	59,673,379	48,810,729

Non-cash revenue	(246,465)	(515,644)	(684,940)	(1,018,991)

Adjusted EBITDA	$45,203,697	$43,966,400	$91,361,793	$86,806,758

Cash collections	$95,432,021	$89,609,982	$191,285,371	$178,999,840
Other revenues, net	350,976	511,535	874,969	627,740
Operating expenses	(51,665,388)	(47,216,661)	(102,968,112)	(94,772,128)
Depreciation & amortization	1,079,374	1,056,167	2,168,266	1,945,784
Loss on sale of equipment	6,714	5,377	1,299	5,522

Adjusted EBITDA	$45,203,697	$43,966,400	$91,361,793	$86,806,758

Asset Acceptance Second Quarter 2007 Results
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Second Quarter 2007 Earnings Conference Call
Asset Acceptance Capital Corp. will host a conference call at 10 a.m. Eastern today to discuss these results and current business trends. To listen to a live Web cast of the call, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the Web cast will be available until August 2, 2008.
About Asset Acceptance Capital Corp.
For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.
Asset Acceptance Capital Corp. Safe Harbor Statement
This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, at the time such statements were made, with respect to the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. In addition, words such as “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, ability to achieve anticipated cost savings from office closings without the disruption of collections associated with the closing of these offices, and additional factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission on Form 10-K and 10-Q and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements. In addition to the foregoing, several Risk Factors are discussed in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under the section titled “Risk Factors” or similar

Asset Acceptance Second Quarter 2007 Results
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headings and those discussions regarding risk factors as well as the discussion of forward looking statements in such sections are incorporated herein by reference.

Asset Acceptance Second Quarter 2007 Results
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Supplemental Financial Data

(Unaudited, Dollars in Millions, except
collections per account representative)	Q2 ‘07	Q1 ‘07	Q4 ‘06	Q3 ‘06	Q2 ‘06
Total revenues	$65.9	$67.3	$61.5	$59.2	$66.8
Cash collections	$95.4	$95.9	$81.0	$80.9	$89.6
Operating expenses to cash collections	54.1%	53.4%	56.2%	53.0%	52.7%
Traditional call center collections	$44.6	$47.4	$38.1	$37.2	$43.2
Legal collections	$37.8	$35.9	$32.2	$33.7	$35.3
Other collections	$13.0	$12.6	$10.7	$10.0	$11.1
Amortization rate	31.3%	30.3%	24.9%	26.2%	28.6%
Collections on fully amortized portfolios	$22.1	$18.5	$16.4	$15.8	$17.2
Core amortization rate (Note 1)	40.8%	37.6%	31.2%	32.6%	35.4%
Investment in purchased receivables (Notes 2 & 3)	$38.1	$36.6	$61.8	$27.2	$18.9
Face value of purchased receivables (Notes 2 & 3)	$1,121.1	$771.7	$2,504.5	$768.3	$524.9
Average cost of purchased receivables (Notes 2 & 3)	3.40%	4.75%	2.47%	3.54%	3.59%
Number of purchased receivable portfolios (Note 3)	37	33	31	24	20
Collections per account representative FTE (Note 4)	$49,458	$53,988	$42,208	$38,082	$42,515
Average account representative FTE’s (Note 4)	922	897	872	936	995

Note 1: Core amortization rate is amortization divided by collections on non-fully amortized portfolios.

Note 2: All purchase data is adjusted for buybacks.

Note 3: Excludes the portfolios acquired through the PARC stock purchase in Q2 ‘06. The portfolio of accounts were valued at $8.3 million with a face value of $1.1 billion, or 0.75 percent of face value.

Note 4: Excludes PARC’s FTE account representatives for periods prior to January 1, 2007.

Asset Acceptance Second Quarter 2007 Results
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Asset Acceptance Capital Corp.
Consolidated Statements of Income
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenues
Purchased receivable revenues, net	$65,514,898	$63,943,322	$132,296,932	$131,208,102
Gain on sale of purchased receivables	—	2,326,335	—	2,326,335
Other revenues, net	350,976	511,535	874,969	627,740

Total revenues	65,865,874	66,781,192	133,171,901	134,162,177

Expenses
Salaries and benefits	20,952,579	20,558,512	43,401,034	43,884,014
Collections expense	23,709,050	20,376,282	46,778,990	39,191,130
Occupancy	2,307,643	2,254,632	4,647,028	4,429,488
Administrative	3,281,103	2,965,691	5,494,459	5,316,190
Restructuring charges	328,925	—	477,036	—
Depreciation and amortization	1,079,374	1,056,167	2,168,266	1,945,784
Loss on disposal of equipment	6,714	5,377	1,299	5,522

Total operating expenses	51,665,388	47,216,661	102,968,112	94,772,128

Income from operations	14,200,486	19,564,531	30,203,789	39,390,049
Other income (expense)
Interest income	206,397	623,224	222,124	1,204,181
Interest expense	(1,138,562)	(191,562)	(1,402,380)	(369,106)
Other	10,256	(176,015)	22,465	(185,554)

Income before income taxes	13,278,577	19,820,178	29,045,998	40,039,570
Income taxes	4,999,412	7,401,332	10,915,580	15,030,629

Net income	$8,279,165	$12,418,846	$18,130,418	$25,008,941

Weighted-average number of shares:
Basic	34,279,507	37,215,664	34,498,008	37,210,419
Diluted	34,293,511	37,256,039	34,508,368	37,285,998
Earnings per common share outstanding:
Basic	$0.24	$0.33	$0.53	$0.67
Diluted	$0.24	$0.33	$0.53	$0.67

Dividends declared per common share	$2.45	$—	$2.45	$—

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Asset Acceptance Capital Corp.
Consolidated Statements of Financial Position
(Unaudited)

	June 30, 2007	Dec. 31, 2006
ASSETS
Cash	$86,048,161	$11,307,451
Purchased receivables, net	315,364,014	300,840,508
Property and equipment, net	11,428,098	12,708,611
Goodwill	14,323,071	14,323,071
Income taxes receivable	3,022,463	3,235,426
Other assets	11,378,793	8,167,755

Total assets	$441,564,600	$350,582,822

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$3,678,088	$3,666,042
Accrued liabilities	16,674,173	13,026,622
Dividends payable	74,845,716	—
Notes payable	162,000,000	17,000,000
Deferred tax liability, net	62,528,135	60,632,218
Capital lease obligations	42,925	79,821

Total liabilities	319,769,037	94,404,703

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares —33,120,571 and 37,225,275 at June 30, 2007 and December 31, 2006, respectively	331,206	372,253
Additional paid in capital	145,232,183	161,841,103
Retained earnings	17,207,851	134,244,500
Common stock in treasury; at cost, 2,551,556 and 2,505,160 shares at June 30, 2007 and December 31, 2006, respectively	(40,975,677)	(40,279,737)

Total stockholders’ equity	121,795,563	256,178,119

Total liabilities and stockholders’ equity	$441,564,600	$350,582,822

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Asset Acceptance Capital Corp.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2007	2006
Cash flows from operating activities
Net income	$18,130,418	$25,008,941
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,168,266	1,945,784
Deferred income taxes	1,895,917	429,399
Share-based compensation expense	1,076,038	1,199,050
Net impairment of purchased receivables	9,616,200	8,151,500
Non-cash revenue	(684,940)	(1,018,991)
Loss on disposal of equipment	1,299	5,522
Gain on sale of purchased receivables	—	(2,326,335)
Changes in assets and liabilities, net of effects from purchase of PARC in 2006:
Increase in accounts payable and other liabilities	3,659,597	290,616
(Decrease) increase in other assets	(3,334,412)	220,292
Increase (decrease) in income taxes payable	212,963	(728,065)

Net cash provided by operating activities	32,741,346	33,177,713

Cash flows from investing activities
Proceeds from the sale of purchased receivables	—	2,750,539
Investment in purchased receivables, net of buy backs	(73,511,945)	(44,531,507)
Principal collected on purchased receivables	50,057,179	40,659,229
Purchase of property and equipment	(770,485)	(3,261,654)
Proceeds from the sale of property and equipment	4,807	158,135
Purchase of investment securities	—	(4,935,010)
Payment for purchase of PARC, net of cash acquired	—	(14,688,104)

Net cash used in investing activities	(24,220,444)	(23,848,372)

Cash flows from financing activities
Repurchase of common stock	(78,743,296)	(302,406)
Proceeds received for treasury shares	—	283,350
Borrowings under notes payable	209,000,000
Repayment of notes payable	(64,000,000)	—
Repayment of capital lease obligations	(36,896)	(75,423)
Repayment of bank and other secured debt assumed from PARC	—	(4,413,380)

Net cash provided by (used in) financing activities	66,219,808	(4,507,859)

Net increase in cash	74,740,710	4,821,482
Cash at beginning of period	11,307,451	50,518,934

Cash at end of period	$86,048,161	$55,340,416

Supplemental disclosure of cash flow information
Cash paid for interest	$484,377	$133,993
Cash paid for income taxes	$8,826,290	$15,999,736
Non-cash investing and financing activities:
Accrual for dividends payable	$74,845,716	$—
Accrual for common stock repurchase from former employees	$1,947,270	$—
Accrual for tender offer transaction costs	$941,914	$—
Capital lease obligations incurred	$—	$24,797

Assumption of liabilities in conjunction with purchase of PARC:
Fair value of assets acquired less cash acquired	$—	$20,323,409
Cash paid for capital stock less cash acquired	—	(14,688,104)

Net liabilities assumed	$—	$5,635,305